Exhibit 99.1
Press Release
PRGX Global, Inc. Announces
First Quarter 2011 Financial Results
Operating Highlights
•	Achieved sixth consecutive quarter of year-over-year revenue growth

•	First quarter 2011 revenue increased by more than 20% vs. same period last year

•	Adjusted EBITDA more than doubled from Q1 2010; EPS of $0.02 vs. a loss of ($0.15)

•	Cost structure streamlining reflects success of next generation service model
ATLANTA, April 25, 2011 — PRGX Global, Inc. (Nasdaq: PRGX), the world’s leader in recovery audit and the pioneer in profit discovery services, today announced its unaudited financial results for the first quarter ended March 31, 2011.
“I am pleased to report our sixth consecutive quarter of year-over-year growth, reflecting positive growth trends across all of our service areas. Our recovery audit teams in the Americas delivered year-over-year revenue increases for the second quarter in a row, showing that our efforts to stabilize and rejuvenate our core business are paying off. The New Services segment, which includes our newest Client Value Propositions built upon our Audit, Analytics and Advice capabilities, has delivered strong revenue growth and is building momentum. Our business development teams are taking the insights from wins across our expanded services portfolio and are combining those services in better ways to serve clients’ needs. This in turn is helping us expand our client base, which is further evidence that our growth strategy is working,” said Romil Bahl, president and chief executive officer.
Discussion of Consolidated Results for Three Months Ended March 31, 2011
Consolidated revenues for the first quarter of 2011 increased 22.7% to $50.7 million compared to $41.3 million in the same prior year period. After adjusting for changes in foreign exchange rates, consolidated first quarter revenues in 2011 increased 20.4% compared to the same period in 2010. Revenues for the first quarter of 2011 increased by $0.4 million, or 0.7%, compared to the fourth quarter of 2010.
Total cost of revenues was $34.9 million in the first quarter of 2011 compared to $30.2 million in the same prior year period, yielding a gross margin of 31.2% in the first quarter of 2011 compared to 27.0%

in the first quarter of 2010. SG&A for the first quarter of 2011 was $14.0 million compared to $12.4 million in the first quarter of 2010. The increase in SG&A in the first quarter of 2011 was primarily due to severance costs related to the Company’s service delivery model transformation and incentive compensation accruals in 2011.
Net earnings for the first quarter of 2011 were $0.4 million, or $0.02 per basic and diluted share, compared to a net loss of ($3.4 million), or ($0.15) per basic and diluted share for the same period in 2010. The first quarter of 2010 included a $1.4 million loss on extinguishment of debt. Net cash provided by operating activities for the three months ended March 31, 2011 amounted to $6.2 million compared to a ($3.5 million) use of cash in the first quarter of 2010.
Adjusted EBITDA for the first quarter of 2011 was $5.5 million compared to $2.3 million for the same period in 2010. For the first quarter of 2011, adjusted EBITDA was earnings before interest, taxes, depreciation and amortization (EBITDA), excluding a charge of $0.9 million related to stock-based compensation, $0.4 million of foreign currency gains on intercompany balances, a $0.8 million severance charge incurred as part of the Company’s service delivery model transformation and a $0.1 million charge for acquisition obligations classified as compensation. The comparable adjusted EBITDA amount for the first quarter of 2010 excludes from EBITDA for such period a $0.8 million charge for stock-based compensation and $0.6 million of foreign currency losses on intercompany balances. (Schedule 3 attached to this press release provides a reconciliation of net earnings (loss) to each of EBITDA and adjusted EBITDA.)
“Our growth strategy is also starting to drive improved bottom line results. This is highlighted by our positive net income reported for the first quarter of 2011, as well as by improved adjusted EBITDA results for the quarter, which increased by nearly 140% compared to the same period last year. We are excited by the results of the first quarter of what we have previously called our execution year, and are committed to delivering with excellence going forward,” concluded Bahl.
Discussion of Segment Results for Three Months Ended March 31, 2011
Recovery Audit Services — Americas revenues increased 16.6% for the first quarter of 2011 to $29.1 million compared to $25.0 million in the same period last year. On a constant dollar basis, adjusted for changes in foreign exchange rates, Recovery Audit Services — Americas first quarter 2011 revenues increased by 14.6% compared to 2010’s first quarter. A portion of this increase was attributable to some atypical revenues at several clients, including revenues from client-driven audit timeline changes and some individually significant claims. Gross margin for both periods was significantly impacted by investments the Company is making in its growth strategies. Significant portions of the non-capitalized amounts of these costs are being absorbed within the Recovery Audit Services — Americas segment’s cost of revenues.
Recovery Audit Services — Europe Asia/Pacific revenues for the first quarter of 2011 were $14.8 million compared to $14.7 million in the prior year’s first quarter, an increase of 0.1%. On a constant-dollar basis, adjusted for changes in foreign exchange rates, Recovery Audit Services — Europe Asia/Pacific first quarter 2011 revenues decreased by 3.2% compared to 2010.
New Services revenues for the 2011 first quarter were $6.8 million compared to the prior year’s first quarter revenues of $1.6 million, an increase of 324%. Growth in New Services revenues includes growth in all of the Company’s newly incubated Client Value Propositions, including healthcare claims recovery audit, spend optimization, and profit performance optimization.
Liquidity
At March 31, 2011, the Company had unrestricted cash and cash equivalents of $22.7 million and had no borrowings against its revolving credit facility. Total debt outstanding at quarter end was $11.3 million, which represented the outstanding balance on a variable rate term loan due quarterly through 2014.
First Quarter Earnings Call
As previously announced, management will hold a conference call tomorrow morning at 8:30 AM (Eastern time) to discuss the Company’s first quarter 2011 financial results. To access the conference call, listeners in the U.S. and Canada should dial 866-804-6923 at least 5 minutes prior to the start of the conference. Listeners outside the U.S. and Canada should dial 857-350-1669. To be admitted to the call, listeners should use passcode 87799729. A replay of the call will be available approximately two hours after the conclusion of the live call, extending through May 26, 2011. To access the replay, dial 888-286-8010 (U.S. and Canada) or 617-801-6888 (outside the U.S. and Canada). The passcode for the replay is 57197296.
This teleconference will also be audiocast on the Internet at www.prgx.com (click on “Audio Archives” under “Investors”). A replay of the audiocast will be available at the same location on www.prgx.com beginning approximately two hours after the conclusion of the live audiocast, extending through May 26, 2011. Please note that the Internet audiocast is “listen-only.” Microsoft Windows Media Player is required to access the live audiocast and the replay and can be downloaded from www.microsoft.com/windows/mediaplayer.
About PRGX Global, Inc.
Headquartered in Atlanta, Georgia, PRGX Global, Inc. is the world’s leading provider of recovery audit services. With more than 1,400 employees, the Company operates and serves clients in more than 30 countries and provides its services to over 75% of the top 30 global retailers. PRGX is also pioneering “profit discovery,” a unique combination of audit, analytics and advisory services that improves client financial performance. Beyond its core retail practice, PRGX is actively pursuing initiatives to expand into new markets, most notably healthcare. For additional information, please visit PRGX at www.prgx.com.
Non-GAAP Financial Measures

EBITDA and adjusted EBITDA are both “non-GAAP financial measures” presented as supplemental measures of the Company’s performance. They are not presented in accordance with accounting principles generally accepted in the United States, or GAAP. The Company believes these measures provide additional meaningful information in evaluating its performance over time, and that the rating agencies and a number of lenders use EBITDA and similar measures for similar purposes. In addition, a measure similar to adjusted EBITDA is used in the restrictive covenants contained in the Company’s secured credit facility. However, EBITDA and adjusted EBITDA have limitations as analytical tools, and you should not consider them in isolation, or as substitutes for analysis of the Company’s results as reported under GAAP. In addition, in evaluating EBITDA and adjusted EBITDA, you should be aware that, as described above, the adjustments may vary from period to period and in the future the Company will incur expenses such as those used in calculating these measures. The Company’s presentation of these measures should not be construed as an inference that future results will be unaffected by unusual or nonrecurring items. Schedule 3 to this press release provides a reconciliation of net earnings to each of EBITDA and adjusted EBITDA.
Forward-Looking Statements
In addition to historical information, this press release includes certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements include both implied and express statements regarding the Company’s financial condition, growth strategy, investment program, business development efforts, service offerings and service delivery models. Such forward-looking statements are not guarantees of future performance and are subject to risks, uncertainties and other factors that may cause the actual results, performance or achievements of the Company to differ materially from the historical results or from any results expressed or implied by such forward-looking statements. Risks that could affect the Company’s future performance include revenues that do not meet expectations or justify costs incurred, the Company’s ability to develop material sources of new revenue in addition to revenues from its core accounts payable recovery audit services, changes in the market for the Company’s services, the Company’s ability to retain and attract qualified personnel, changes to Medicare and Medicaid recovery audit contractor programs, the Company’s ability to integrate recent and future acquisitions, uncertainty in the credit markets, the Company’s ability to maintain compliance with its financial covenants, client bankruptcies, loss of major clients, and other risks generally applicable to the Company’s business. For a discussion of other risk factors that may impact the Company’s business, please see the Company’s filings with the Securities and Exchange Commission, including its Form 10-K filed on March 16, 2011. The Company disclaims any obligation or duty to update or modify these forward-looking statements.
This news release was distributed by GlobeNewswire, www.globenewswire.com
SOURCE: PRGX Global, Inc.
CONTACT: PRGX Global, Inc.
investor-relations@prgx.com
Phone: 770-779-3011

SCHEDULE 1
PRGX Global, Inc. and Subsidiaries
Condensed Consolidated Statements of Operations
(Amounts in thousands, except per share data)
(Unaudited)

	Three Months
	Ended March 31,
	2011	2010
Revenues	$50,718	$41,329
Cost of revenues	34,878	30,175

Gross margin	15,840	11,154

Selling, general and administrative expenses	14,000	12,388

Operating income (loss)	1,840	(1,234)

Interest expense, net	347	384
Loss on debt extinguishment	—	1,381

Earnings (loss) before income taxes	1,493	(2,999)

Income tax expense	1,121	436

Net earnings (loss)	$372	$(3,435)

Basic earnings (loss) per common share	$0.02	$(0.15)

Diluted earnings (loss) per common share	$0.02	$(0.15)

Weighted average common shares outstanding:
Basic	24,258	23,527

Diluted	24,533	23,527

SCHEDULE 2
PRGX Global, Inc. and Subsidiaries
Condensed Consolidated Balance Sheets
(Amounts in thousands)

	March 31,	December 31,
	2011	2010
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$22,667	$18,448
Restricted cash	124	64
Receivables:
Contract receivables, net	36,117	35,893
Employee advances and miscellaneous receivables, net	1,377	827

Total receivables	37,494	36,720

Prepaid expenses and other current assets	3,548	3,622

Total current assets	63,833	58,854

Property and equipment, net	15,946	15,695
Goodwill	5,196	5,196
Intangible assets, net	22,923	23,855
Deferred income taxes	519	403
Other assets	2,115	2,318

Total assets	$110,532	$106,321

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Current portion of debt	$3,000	$3,000
Accounts payable and accrued expenses	14,422	14,365
Accrued payroll and related expenses	17,075	13,871
Refund liabilities and deferred revenue	8,752	8,560
Acquisition obligations	1,376	1,380

Total current liabilities	44,625	41,176

Long-term debt	8,250	9,000
Noncurrent compensation obligations	267	271
Other long-term liabilities	7,124	7,031

Total liabilities	60,266	57,478

Shareholders’ equity:
Common stock	240	239
Additional paid-in capital	567,100	566,328
Accumulated deficit	(521,036)	(521,408)
Accumulated other comprehensive income	3,962	3,684

Total shareholders’ equity	50,266	48,843

Total liabilities and shareholders’ equity	$110,532	$106,321

SCHEDULE 3
PRGX Global, Inc. and Subsidiaries
Reconciliation of Net Earnings to EBITDA and Adjusted EBITDA
(Amounts in thousands)
(Unaudited)

	Three Months
	Ended March 31,
	2011	2010
Reconciliation of net earnings to EBITDA and to adjusted EBITDA:

Net earnings (loss)	$372	$(3,435)

Adjust for:
Income tax expense	1,121	436
Interest expense, net	347	384
Loss on debt extinguishment	—	1,381
Depreciation and amortization	2,302	2,110

EBITDA	4,142	876

Foreign currency (gains) losses on intercompany balances	(448)	621
Acquisition obligations classified as compensation	97	—
Transformation severance	827	—
Stock-based compensation	901	818

Adjusted EBITDA	$5,519	$2,315

EBITDA and adjusted EBITDA are both “non-GAAP financial measures” presented as supplemental measures of our performance. They are not presented in accordance with accounting principles generally accepted in the United States, or GAAP. The Company believes these measures provide additional meaningful information in evaluating the Company’s performance over time, and that the rating agencies and a number of lenders use EBITDA and similar measures for similar purposes. In addition, a measure similar to adjusted EBITDA is used in the restrictive covenants contained in the Company’s secured credit facility. However, EBITDA and adjusted EBITDA have limitations as analytical tools, and you should not consider them in isolation, or as substitutes for analysis of our results as reported under GAAP. In addition, in evaluating EBITDA and adjusted EBITDA, you should be aware that in the future we will incur expenses such as those used in calculating these measures. Our presentation of these measures should not be construed as an inference that our future results will be unaffected by unusual or nonrecurring items.

SCHEDULE 4
PRGX Global, Inc. and Subsidiaries
Condensed Consolidated Statements of Cash Flows
(Amounts in thousands)
(Unaudited)

	Three Months
	Ended March 31,
	2011	2010
Cash flows from operating activities:

Net earnings (loss)	$372	$(3,435)
Adjustments to reconcile net earnings to net cash provided by operating activities:
Depreciation and amortization	2,302	2,110
Amortization of deferred debt costs	45	1,411
Stock-based compensation expense	901	818
(Increase) decrease in receivables	634	3,421
Increase (decrease) in accounts payable, accrued payroll and other accrued expenses	2,679	(7,287)
Other, primarily changes in assets and liabilities	(779)	(505)

Net cash provided by (used in) operating activities	6,154	(3,467)

Cash flows used in investing activities:
Business acquisitions	—	(3,841)
Purchases of property and equipment, net of disposals	(1,479)	(1,457)

Net cash used in investing activities	(1,479)	(5,298)

Net cash used in financing activities	(859)	(450)

Effect of exchange rates on cash and cash equivalents	403	(304)

Net increase (decrease) in cash and cash equivalents	4,219	(9,519)

Cash and cash equivalents at beginning of period	18,448	33,026

Cash and cash equivalents at end of period	$22,667	$23,507

SCHEDULE 5
PRGX Global, Inc. and Subsidiaries
Results by Operating Segment *
(Amounts in thousands)
(Unaudited)

	Three Months Ended
	March 31,
	2011	2010	Change
Revenues
Recovery Audit Services — Americas	$29,113	$24,974	$4,139
Recovery Audit Services — Europe/Asia-Pacific	14,752	14,738	14
New Services	6,853	1,617	5,236

Total	$50,718	$41,329	$9,389

Cost of revenues
Recovery Audit Services — Americas	$16,868	$16,375	$(493)
Recovery Audit Services — Europe/Asia-Pacific	11,615	11,267	(348)
New Services	6,395	2,533	(3,862)

Total	$34,878	$30,175	$(4,703)

Selling, general and administrative expenses
Recovery Audit Services — Americas	$6,489	$4,762	$(1,727)
Recovery Audit Services — Europe/Asia-Pacific	1,120	2,358	1,238
New Services	1,728	544	(1,184)
Corporate	4,663	4,724	61

Total	$14,000	$12,388	$(1,612)

Operating income
Recovery Audit Services — Americas	$5,756	$3,837	$1,919
Recovery Audit Services — Europe/Asia-Pacific	2,017	1,113	904
New Services	(1,270)	(1,460)	190
Corporate	(4,663)	(4,724)	61

Total	$1,840	$(1,234)	$3,074

Adjusted EBITDA
Recovery Audit Services — Americas	$7,761	$5,310	$2,451
Recovery Audit Services — Europe/Asia-Pacific	2,159	2,146	13
New Services	(639)	(1,235)	596
Corporate	(3,762)	(3,906)	144

Total	$5,519	$2,315	$3,204

*	The Recovery Audit Services — Americas segment represents recovery audit services, excluding New Services, provided in the United States, Canada and Latin America. The Recovery Audit Services — Europe/Asia-Pacific segment represents recovery audit services provided in Europe, Asia and the Pacific region. The New Services segment represents services provided to healthcare organizations (including recovery audit services), financial advisory services and business analytics services.